Exhibit 3.1

Certificate of Amendment to Articles of Incorporation

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520

(775) 684-5708

Website: www.nvsos.gov

	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20110404942-07
Filing Date and Time 05/31/2011 12:24 PM
Entity Number E0606882005-5
Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY – DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.

Name of corporation:

Rocky Mountain Fudge Company, Inc.

2.

The articles have been amended as follows: (provide article numbers, if available)

ARTICLE ONE – NAME is amended to read as follows:

“The name of the corporation (hereinafter the “Corporation”) is Bitzio, Inc.”

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  Board of Directors 100% consent*

* See attachment No. 1

4.

Effective date of filing: (optional)

6/10/11

5.

Signature: (required)

/s/ Steve Moulton

Signature of Officer

If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

    Nevada Secretary of State Amend Profit–After Revised: 3-6-09

Certificate of Amendment

For

Rocky Mountain Fudge Company, Inc.

ATTACHMENT NO. 1

Item 3.

The Corporation’s Amended and Restated Articles of Incorporation (filed with the State of Nevada on April 25, 2008), “Article Fifteen – Authority of Board of Directors to Change Corporate Name” empowers the Board of Directors, in its sole discretion, to change the name of the Corporation without shareholder approval.